UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 28, 2006

THE DEWEY ELECTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)


New York
(State or other jurisdiction of incorporation)

0-2892
(Commission File Number)

13-1803974
(I.R.S. Employer  Identification Number)


27 Muller Road
Oakland, New Jersey
(address of principal executive offices)

07436
(Zip Code)


Registrant's telephone number, including area code: (201) 337-4700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__Written communications pursuant to Rule 425 under the Securities Act
__Soliciting material pursuant to Rule 14a-12 under the Exchange Act
__Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act
__Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act



Item 2.02.  Results of Operations and Financial Condition

As disclosed in the Form 12b-25 dated September 28, 2006 of The Dewey Electronics Corporation (the "Company"), the Company expects to report revenue of approximately $7.3 million and a pre-tax loss of approximately $527,000 in fiscal year ended June 30, 2006, as compared to revenue of approximately $6.2million and a pre-tax loss of $57,558 in fiscal 2005.

Fiscal year 2006 Revenues increased primarily due to growth in orders under the 2kW generator contract with the United States Army. The decrease in profits was due primarily to an inventory adjustment of approximately $300,000 related to the Company's Leisure and Recreation segment. Other factors included increased indirect costs resulting from less customer sponsored research and development, and increased material costs under the 2kW generator contract resulting from inflationary pressures.


This Form contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expected results described in this Form. Such forward-looking statements involve risks and uncertainties including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           THE DEWEY ELECTRONICS CORPORATION

Date: September 28, 2006   /s/ John H. D. Dewey
                               John H. D. Dewey
                           President and Chief Executive Officer